Exhibit 10.20

                          UNITED STATES DISTRICT COURT
                            DISTRICT OF MASSACHUSETTS
                                            )
HASBRO INTERACTIVE, INC.,           )
ATARI INTERACTIVE, INC., and        )
ZAO ELORG, d/b/a                            )
ELORG CORPORATION,                          )
                                            )
                  Plaintiffs,               )     CASE NUMBER 00 CV 10231 (RGS)
                                            )
         - against -                        )
                                            )
eGAMES, INC., f/k/a ROMTECH, INC.;  )
XTREME GAMES LLC;                   )
MVP SOFTWARE INC.; and              )
WEBFOOT TECHNOLOGIES, INC.,         )
                                                   )
                  Defendants.                      )
                                                   )
------------------------------------


                         STIPULATION & CONSENT JUDGMENT

     Plaintiffs  Hasbro  Interactive,  Inc.  ("Hasbro  Interactive")  and  Atari
Interactive,   Inc.  ("Atari   Interactive")   (Hasbro   Interactive  and  Atari
Interactive collectively are referred to as "Hasbro"), and ZAO Elorg, d/b/a Elorg Corporation ("Elorg") (all plaintiffs collectively referred to as "Plaintiffs"); and defendants eGames, Inc., f/k/a RomTech, Inc., MVP Software Inc., and Webfoot Technologies, Inc. (collectively "Settling Defendants") hereby stipulate and agree as follows:

     1. This Court has subject matter jurisdiction over the claims asserted by Plaintiffs and personal jurisdiction over Settling Defendants. Venue of this action properly lies in the District of Massachusetts.

     2. Plaintiffs  and  Settling   Defendants   waive  findings  of  fact  and
conclusions of law under Rule 52 of the Federal Rules of Civil Procedure, except as set forth herein.

     3. This Stipulation and Consent Judgment may be entered without costs as to Plaintiffs or Settling Defendants and without further notice.

     4. Plaintiffs and Settling Defendants agree not to appeal from this Stipulation and Consent Judgment and not to attack the validity of this judgment or any provision thereof in any collateral or subsequent proceeding.

     5. This Stipulation and Consent Judgment and the ancillary agreements in writing specifically referred to herein contain the entire agreement between the parties and there have been no other promises, representations, or agreements made between the parties.

     6. Settling Defendants acknowledge and agree that Atari Interactive is the sole owner and proprietor of all right, title, and interest in and to the copyrights in the games called ASTEROIDS, CENTIPEDE, and MISSILE COMMAND; that Elorg is the sole owner and proprietor of all right, title, and interest in and to the copyrights in the game called TETRIS; that Namco Limited ("Namco") is the sole owner and proprietor of all right, title, and interest in and to the copyrights in the games called PAC-MAN and DIG DUG; that Elorg has granted Hasbro Interactive an exclusive license for derivative works of the TETRIS game in certain formats as defined in that license; that Namco has granted Hasbro Interactive an exclusive license for derivative works of the PAC-MAN and DIG DUG games in certain formats as defined in that license; and that all copyrights claimed by Plaintiffs in the ASTEROIDS, CENTIPEDE, MISSILE COMMAND, TETRIS, PAC-MAN, and DIG DUG games (collectively referred to hereinafter as "Plaintiffs' Games") are valid. Settling Defendants will not contest or challenge the validity of any of the existing copyrights claimed by Plaintiffs in the Plaintiffs' Games and will not otherwise assert the invalidity of any of the copyrights claimed by Plaintiffs in the Plaintiffs' Games.

     7. Settling Defendants acknowledge and agree that Elorg owns a valid, inherently distinctive trademark in the TETRIS name, and a valid federal registration thereto.

     8. As used herein, "Games at Issue" means games that have used the following names and any current or prior versions of those games, whether or not called by those names: 3D Astro Blaster, Astro-3D, Debris, a/k/a Debris 32, Intergalactic Exterminator, 3D Bug Attack, Missile Launch, a/k/a Missile 2000, 3D TetriMadness, TetriMania, TetriMania Master, 3D TetriMania, XTRIS, Trix, Smart Boxes, Columns Millennium, 3D Geo Mania, 3D Maze Man, 3D Chomper, Maniac Maze, 3D Frog Man, 3D Ms. Maze, 3D Munch Man, 3D Munch Man II, 3D Crunch Man, Tunnel Blaster, and UnderWorld.

     9. Pursuant to Rule 65 of the Federal Rules of Civil Procedure, Settling Defendants, their officers, agents, servants, employees, attorneys, and all other persons in active concert or participation with any of them (which does not include distributors, retailers, resellers, or other downstream purchasers who buy the Games at Issue without any violation of this injunction by Settling Defendants) are permanently enjoined as of the dates set forth in paragraph 10 below from:

          (a) licensing, assigning any rights to, copying, manufacturing, marketing, advertising, shipping, distributing, or selling the Games at Issue; and

          (b) any use of the name or mark TETRIS or any other name or trademark that includes the term or sound TETRIS, the prefix "tetri," or the suffix "tris" as all or as part of the trademark or any other name that is confusingly similar to TETRIS as all or as part of any designation of a product or service, including but not limited to in manufacturing, marketing, advertising, shipping distributing, packaging, promoting or selling computer or video games. Without limiting the above, it is explicitly acknowledged and agreed that use of the names "Tetri-Madness," "3D TetriMania," "TetriMania," "TetriMania Master," "Galaxy of TetriMania," and "XTRIS" is enjoined, and Settling Defendants will execute assignments to Elorg in a form to be provided by Elorg of any trademark rights claimed in those names. Without limiting the above, it also is explicitly acknowledged and agreed that Defendant eGames, Inc. will immediately terminate its prosecution of any applications to register "TetriMania," "TetriMania Master," or "Galaxy of TetriMania" as trademarks with the U.S. Patent and Trademark Office and will, within ten days of the execution of this Stipulation & Consent Judgment, submit Express Abandonments with Prejudice for each of these applications to the U.S. Patent and Trademark Office.

     10. The injunction in paragraph 9 above will be effective immediately as to any downloading of electronic versions of the Games at Issue from websites and will be effective beginning October 1, 2000, as to games distributed or sold on CD-ROMs and through all other means. Settling Defendants will take the necessary steps to ensure compliance with the injunction in paragraph 9 above by any of their licensees (but expressly not including domestic distributors who purchased finished product embodied in CD-ROMs without any violation of this Stipulation and Consent Judgment), whether foreign or domestic, within the time frames set forth in this Stipulation and Consent Judgment. Defendant eGames represents that certain CD-ROMS of its games that are not Games at Issue contain advertisements for Games at Issue that include demonstration versions of certain of eGames' Games at Issue that permit limited play ("Demonstration Versions"). Based on those representations, Plaintiffs agree that the injunction in paragraph 9 will be effective beginning January 1, 2001, as to such Demonstration Versions of eGames' Games at Issue that are sold as part of games that are not, and are not advertised as, Games at Issue.

     11. Pursuant to Rule 65 of the Federal Rules of Civil Procedure, Settling Defendants each will:

          (a) to the extent they have not already done so, provide Plaintiffs' attorneys no later than October 31, 2000, with two samples of each of the Games at Issue, including but not limited to any products that include those games, as well as a copy of any gold masters;

          (b) subject to the obligations set forth in paragraph 11(a) above, destroy no later than October 31, 2000, all but two archival versions of the remaining copies of the Games at Issue (except for Demonstration Versions), including any products that include those games, as well as any gold masters, and all but five archival versions of any packaging, labels, promotional materials, advertising and display materials used in connection with the Games at Issue that are identical to those delivered pursuant to paragraph 11(a) above. All but two archival versions of Demonstration Versions of the Games at Issue will be destroyed no later than January 31, 2001. If any Games at Issue or materials related to the Games at Issue are or have been returned from distributors or retailers at a point in time when the injunction as to the specific games is effective, they will be destroyed immediately after appropriate processing; and

          (c) no later than February 16, 2001, serve on the undersigned counsel for Plaintiffs a report in writing under oath setting forth the specific steps taken by Settling Defendants to comply with the requirements in paragraphs 9 and 11(a) and (b) above.

     12. Settling Defendants will terminate any licenses and distribution agreements insofar as they relate to the Games at Issue as of the effective dates of the injunction set forth in paragraph 10 above and will not renew any existing licenses for the Games at Issue.

     13. Settling Defendants acknowledge and agree that the requirements in Paragraphs 9 through 12 above are orders of the Court enforceable by contempt and that this Stipulation and Consent Judgment may be specifically enforced by injunction in addition to any other remedy that might be appropriate and that breach of it by Settling Defendants would threaten Plaintiffs with immediate and irreparable harm.

     14. Simultaneous with the execution of this Stipulation and Consent Judgment, and as a condition of its enforceability against Plaintiffs, Settling Defendants will deliver to Hasbro Interactive, Inc. the amount set forth in their Ancillary Settlement Agreement. The amount of this payment will be confidential, as provided in and in accordance with the terms of the Ancillary Settlement Agreement, except such disclosure as may be required pursuant to a valid court order, in connection with the preparation of tax returns or financial statements, the performing of any audits, disclosures required by the securities laws (in the sole discretion of eGames' or Hasbro Interactive's corporate counsel), including but not limited to, securities filings or reports, or press releases or public statements relating to the effect of the settlement payment on the earnings of eGames, or in connection with the enforcement of this Stipulation and Consent Judgment.

     15. Subject to the obligations of this Stipulation and Consent Judgment, Plaintiffs and their legal predecessors, successors, assigns, shareholders, officers, directors, agents, parent companies, and affiliated companies hereby release and forever discharge Settling Defendants, their legal predecessors, successors, assigns, shareholders, officers, directors, employees, agents, parent companies, and affiliated companies from all claims asserted in the Amended Complaint in this action and in the letter dated October 8, 1999, from Kim J. Landsman to eGames, Inc. (a copy of which is annexed as Exhibit A to the Ancillary Settlement Agreement), and any other claims, counterclaims, demands and actions of every kind against Settling Defendants that the Plaintiffs now may have arising from or relating to the subject matter of the Amended Complaint in this action, including but not limited to any other claims or counterclaims that were brought or would have been compulsory counterclaims, up to the effective dates of the injunction in paragraph 9 above that are set forth in paragraph 10 above. Without purporting to completely define the scope of this release, it is agreed and understood that this limited release does not cover the promotion, advertising, marketing, shipment, or sale of any products inconsistent with this Stipulation and Consent Judgment.

     16. The limited release provided in Paragraph 15 above is exclusive to the Settling Defendants released and releases no other person. It releases Defendant eGames from liability for manufacture, marketing, advertisement, distribution, shipment or sale of games developed by Xtreme Games LLC, but does not release Xtreme Games LLC or anyone connected therewith from any liability. Nothing in this Stipulation and Consent Judgment shall be deemed to have any effect on the liability of or remedies recoverable against Xtreme Games LLC in the pending litigation.

     17. Settling Defendants and their legal predecessors, successors, assigns, shareholders, officers, directors, agents, parent companies, and affiliated companies hereby release and forever discharge Plaintiffs, their legal predecessors, successors, assigns, shareholders, officers, directors, employees, agents, parent companies, and affiliated companies from all counterclaims asserted in this action, any claims asserted in the letter dated November 4, 1999, from Joseph J. Serritella to Kim J. Landsman (a copy of which is annexed as Exhibit B to the Ancillary Settlement Agreement), and any other claims, counterclaims, demands and actions related to the subject matter of the Amended Complaint in this action, including but not limited to any claims or counterclaims that were brought or would have been compulsory counterclaims under Rule 13(a).

     18. Each party to this Stipulation and Consent Judgment covenants and represents that it is fully authorized to enter into this Stipulation and Consent Judgment and to carry out the obligations provided for herein and that it has not assigned the rights to any matter enjoined or any claim released herein.

     19. This Stipulation and Consent Judgment shall be binding on and shall inure to the benefit of Plaintiffs and Settling Defendants, their respective parents, subsidiaries, affiliates, as well as their successors-in-interest and assignees.

     20. This Stipulation and Consent Judgment shall apply worldwide and be of perpetual duration, except that the obligations of Paragraph 9(a) above will terminate as to any specific game when the term of all relevant copyrights in that game expires.

     21. This Stipulation and Consent Judgment constitutes the final judgment in this action as to the Settling Defendants. All counterclaims asserted herein are hereby dismissed with prejudice, and all of Plaintiffs' claims against Settling Defendants will be deemed merged into this Stipulation and Consent Judgment.

     22. This Court retains jurisdiction over the parties and this action to implement and enforce this Stipulation and Consent Judgment.

Dated:  August 16, 2000

Daniel Lyne                                      MURTHA CULLINA, ROCHE, CARENS
HANIFY & KING P.C.                               & DeGIACOMO
One Federal Street
(617) 423-0400
                                                 By: /s/ Howard J. Castleman
                                                 --- -----------------------
                                                     Howard J. Castleman
                                                     99 High Street
                  - and -                            Boston, MA 02110
                                                     (617) 457-4130

PATTERSON, BELKNAP, WEBB
& TYLER LLP
                                           Attorneys for Defendants Webfoot
                                           Technologies, Inc. and MVP Software
                                           Inc.

By: /s/ Kim J. Landsman               and
--- --------------------------------
Kim J.Landsman(admitted pro hac vice)      Boyd A. Henderson
                                           MILLER, JOHNSON, SNELL &
1133 Avenue of the Americas                CUMMISKY, P.L.C.
New York, New York 10036-6710              250 Monroe Avenue NW, Suite 800
(212) 336-2000                             Grand Rapids, Michigan  49501-0306
Attorneys for Plaintiffs                   (616) 831-1719

                                           Of  counsel  as to MVP Software Inc.


                                           McCAUSLAND, KEEN & BUCKMAN

                                           By:  /s/ Glenn S. Gitomer
                                           --- -------------------------------
                                           Glenn S. Gitomer (admitted pro hac
                                           vice)
                                           259 North Radnor-Chester Road,
                                           Suite 160
                                           Radnor, PA 19087
                                           (610) 341-1020

                                                        -and-

                                           Daniel J. Kelly
                                           GADSBY & HANNAH LLP
                                           225 Franklin Street
                                           Boston, MA  02110-2811
                                           (617) 345-7000

                                           Attorneys for Defendant eGames, Inc.


So Ordered on August ___, 2000



Honorable Richard G. Stearns
United States District Judge